THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

                        AMERICAN CUSTOM COMPONENTS, INC.
                        --------------------------------
                                CONVERTIBLE NOTE
                                ----------------


$175,000.00                                                  New York, New York
                                                               October 10, 1997

         FOR VALUE RECEIVED, the undersigned, American Custom Components, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of Generation Capital Associates, a New York limited partnership, or its lawful assigns (the "Purchaser"), in lawful money of the United States of America, and in immediately available funds, the principal sum of ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($175,000.00). The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Eastern Standard Time, on October 9, 1998 (unless the payment date is accelerated as provided in Section 7 hereof, extended as provided in Section 2 hereof, or unless this Note is converted as set forth in paragraph 1 hereof). Payment of all amounts due hereunder shall be made at the address of the Purchaser provided for in Section 8 hereof. The Company further promises to pay interest at the rate of 5.97% percent per annum on the outstanding principal balance hereof, such interest to be payable quarterly in arrears on the 1st day of each quarter, commencing January 1, 1998.

         This Note is issued by the Company in accordance with the provisions of Rule 504 ("Rule 504") of Regulation D of the rules and regulations promulgated under the provisions of the Securities Act of 1933, as amended, and the issuance of this Note and the shares of common stock of the Company (the "Common Stock") issuable upon conversion of this Note (the "Conversion Shares", as set forth in Section 1 hereof) is consequently exempt from registration thereunder. The Note and the Conversion Shares shall be issued under the Act without any restrictive legend regarding the transfer of this Note or the Conversion Shares.

         In connection with any conversion of the Note into any Conversion Shares (as defined herein), the Company has placed into escrow with the Law Offices of M. Richard Cutler, Esq. an aggregate of 201,000 shares of Common Stock of the Company, issued in accordance with Rule 504 hereunder, pursuant to the terms of an Escrow Agreement of even date herewith. THE PROVISIONS OF THE ESCROW AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

         1. CONVERSION. The Purchaser of this Note is entitled, at its option, at any time and in whole or in part, until maturity hereof (as extended by Purchaser) to convert the principal amount of this Note or any portion of the principal amount hereof into Shares of Common Stock at a conversion price for each share of Common Stock equal to the greater of: (i) Eighty Three Percent (83%) of the Closing Bid Price of the Common Stock on the business date immediately preceding the conversion date, or (ii) Four Dollars and Ninety Eight Cents ($4.98). For purposes of this Section 1, the Closing Bid Price shall be the closing bid price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or the closing bid price in the over-the-counter market or, in the event the Common Stock is listed on a stock exchange, the closing bid price value per share shall be the closing price on the exchange, as reported in the Wall Street Journal. The shares of Common Stock issued upon conversion of the principal of the Note are herein referred to as "Principal Conversion Shares" or sometimes the "Conversion Shares." Such conversion shall be effectuated by surrendering the Note to be converted to the Escrow Agent, with the form of Conversion Notice attached hereto as Exhibit A, executed by the Purchaser of this Note evidencing such Purchaser's intention to convert this Note or a specified portion hereof (as above provided). The "Conversion Date" is the date upon which a duly executed Conversion Notice, together with this Note, is delivered to the Escrow Agent, or, if earlier, the date set forth in such Conversion Notice if the Note and Conversion Notice is received by the Escrow Agent within five business days after the date set forth in the Conversion Notice. The Company and Purchaser acknowledge and agree that the Conversion Notice may be forwarded by confirmed facsimile to the Escrow Agent at its facsimile number (714) 719-1988.

         Upon recording the amount converted and amount of indebtedness remaining under the Note, set forth in the Conversion Notice on the grid comprising the last page of the Note ("Principal Reduction Grid"), the Escrow Agent will send a copy of the revised Principal Reduction Grid to the Company and will send a copy of the revised Principal Reduction Grid to the Purchaser together with the certificate or certificates representing the Conversion Shares.

         The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to satisfy the rights of conversion of the holder of this Note.

         Any certificates representing Conversion Shares transferred to Purchaser which are not registered for resale without restriction under the Securities Act or applicable state securities laws shall be endorsed with the following legend:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

         2. EXTENSION OF MATURITY DATE. Purchaser shall have the right, in its sole discretion, to extend the maturity of this Note for up to six (6) 30 day periods, each such extension exercisable only by the Purchaser by delivering to the Company and the Escrow Agent written notice of such extension at any time prior to the maturity date then in effect.

         3. PREPAYMENT. This Note shall not be prepaid, in whole or in part, without the prior written consent of the Purchaser.

         4. TRANSFERABILITY. Subject to the provisions of Paragraph 8 hereto, this Note shall be freely transferable by the Purchaser provided such transfer is in compliance with applicable federal and state securities laws.

         5. RULE 504 ISSUANCE. Prior to Closing, the Company shall have prepared and filed any and all filings and other documents required to qualify the issuance of this Note and the issuance of the Conversion Shares upon conversion of this Note in accordance with Rule 504 with the Securities and Exchange Commission, the State of New York and the NASD, if applicable, in accordance with their requirements, and shall have taken all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of this Note and the Conversion Shares to the Purchaser or subsequent holders. The Company represents and warrants that the issuance of this Note and the Conversion Shares may be issued as securities without restrictive legend or other restriction on transfer pursuant to Rule 504. The Company represents and warrants that prior to the issuance of this Note it has not issued any other securities or undertaken any other issuance which would be aggregated with the sale of the securities hereunder. The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire this Note and the Conversion Shares.

         Prior to Closing, the Company shall have delivered to Purchaser and counsel for the Purchaser a copy of an opinion of counsel to the Company stating that "[such counsel is] of the opinion that, as of the date hereof, the issuance of the Note and the Conversion Shares is exempt from registration under Rule 504 of Regulation D of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act"), exempt from qualification under the provisions of the applicable New York securities laws (the "Law"), and the Note and the Conversion Shares may be issued under the Act and under the Law without any restrictive legend regarding transfer." Such counsel shall also have provided an opinion in form and content satisfactory to Purchaser and its counsel as to the matters set forth in Paragraph 10(c) hereof.

         6. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

                  (a) The non-payment, when due, of any principal or interest pursuant to this Note;

                  (b) The material breach of any representation or warranty in this Note or in the Escrow Agreement. In the event the Purchaser becomes aware of a breach of this Section 7(b), the Purchaser shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

                  (c) The breach of any covenant or undertaking in this Note or in the Escrow Agreement, not otherwise provided for in this Section 7;

                  (d) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Company or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its express maturity;

                  (e) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

                  (f) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

         Upon the occurrence of any Default or Event of Default, the Purchaser may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Purchaser, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (e) or paragraph (f) hereof, all or any portion of the unpaid principal amount due to Purchaser, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

         7. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by facsimile transmission. Notice shall be deemed to have been received on the date and time of personal delivery or facsimile transmission.
Notices shall be given to the following addresses:

         If to the Company:

         American Custom Components, Inc.
         1515 South Sunkist Street
         Anaheim, CA 92806
         Attn: Martin Tony Walk
         Facsimile No.: 714-978-0488

         If to the Purchaser:

         Generation Capital Associates
         617 West End Avenue
         New York, New York 10024
         Attn: Frank Hart
         Facsimile No.: 404-255-2218

         With a copy to:

         The Law Offices of M. Richard Cutler, Esq.
         610 Newport Center Drive, Suite 800
         Newport Beach, CA 92660
         Facsimile No.: 714-719-1988

         8. LIMITATION. Notwithstanding any other provision of this Note (including, without limitation, all Exhibits hereto) to the contrary, no individual Purchaser or holder of this Note or any portion of this Note shall be required or permitted to exercise any of the conversion rights to receive securities of the Company if such action by Purchaser or such holder would result in the Purchaser or such holder converting into and/or otherwise becoming at any particular time the beneficial owner of an aggregate of more than 5% of the then outstanding Common Stock of the Company, as calculated pursuant to
Section 13 of the Exchange Act and Regulation 13D-G promulgated thereunder. The foregoing shall not prohibit the Purchaser or such holder from receiving any remaining amounts owed under this Note to such Purchaser or such holder from the Company, or to receive in the aggregate securities exceeding such amount, so long as Purchaser or such holder does not have beneficial ownership of an aggregate of more than 5% of the outstanding Common Stock at any given time.

         9. REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Purchaser:

                  a. ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly exiting and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

                  b. AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and perform this Note and the Escrow Agreement and to issue and sell this Note and the Conversion Shares in accordance with the terms hereof. The execution, delivery and performance of this Note and the Escrow Agreement by the Company and the consummation by it of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Note and the Escrow Agreement have been duly executed and delivered by the Company. Each of this Note and the Escrow Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                  c. CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 authorized shares of Common Stock, of which 8,350,000 are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, none of which are issued and outstanding. All of the outstanding shares of the Company's securities have been duly and validly authorized and issued and are fully paid and nonassessable. No securities of the Company are entitled to preemptive rights or registration rights and, except for a total of 700,000 shares issuable upon the exercise of options issued to the Michelson Group exercisable at $.01 per share which have certain registration rights, there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares of capital stock of the Company.

                  d. ISSUANCE OF NOTE AND CONVERSION SHARES. The Note and the Conversion Shares to be issued upon conversion of the Note have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, will be validly issued and outstanding, fully paid and non-assessable and entitled to the rights and preferences set forth herein.

                  e. DISCLOSURE. Neither this Note, the Escrow Agreement, nor any other document, certificate or instrument furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Note or the Escrow Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

         Purchaser hereby makes the following representations and warranties to the Company:

                  i. ACQUISITION FOR INVESTMENT. Purchaser is purchasing the Note solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. Purchaser does not have a present intention to sell the Note or the Conversion Shares nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Note or the Conversion Shares to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Note or the Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Note and the Conversion Shares at any time in accordance with Federal securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Note and the Conversion Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary and appropriate to conduct its due diligence investigation.

                  ii. ACCREDITED PURCHASERS. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

         10. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company consents to the jurisdiction of any court of the State of New York and of any federal court located in New York. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the Purchaser may elect, by certified mail directed to the Company at the location provided for in
Section 8 hereof, or, in the alternative, in any other form or manner permitted by law.

         11. GOVERNING LAW. THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

         12. ATTORNEYS FEES. In the event the Purchaser or any holder hereof shall refer this Note to an attorney for collection, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder or enforcement of the terms of this Note, including reasonable attorney's fees, whether or not suit is instituted.

         13. CONFORMITY WITH LAW. It is the intention of the Company and of the Purchaser to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

         IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it in New York, New York as of October 10, 1997.



                                               AMERICAN CUSTOM COMPONENTS, INC.


                                              /s/ Inge Lundegaard
                                              ----------------------------------
                                              Inge Lundegaard
                                              Chief Financial Officer



                                             PRINCIPAL REDUCTION GRID
                                             ------------------------


          Date                  Principal                Principal                Adjusted               Conversion
                                                         Converted               Principal              Shares Issued
------------------------ -----------------------  ----------------------- ------------------------ -----------------------
    October 10, 1997            $175,000                   - 0 -                  $175,000                  - 0 -
------------------------ -----------------------  ----------------------- ------------------------ -----------------------
    October 10, 1997            $175,000                 $149,400                  $25,600                  30,000
------------------------ -----------------------  ----------------------- ------------------------ -----------------------
    October 13, 1997             $25,600                  $24,900                     $700                   5,000
------------------------ -----------------------  ----------------------- ------------------------ -----------------------
    October 20, 1997                $700                     $700                       $0                     141
------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

------------------------ -----------------------  ----------------------- ------------------------ -----------------------

                                    EXHIBIT A

                                CONVERSION NOTICE

                    (To be executed upon Conversion of Note)

To:
The Law Offices of M. Richard Cutler, Esq. ("Escrow Agent") and to American Custom Components, Inc. (the "Company")

The undersigned hereby irrevocably elects to exercise the right, represented by that certain Convertible Note dated October 10, 1997 (the "Note"), attached hereto, to convert $_______________ in outstanding principal amount of the Note and/or accrued but unpaid interest on the Note into ___________ shares (the "Shares") of Common Stock of the Company (determined at a per share price which is the greater of: (i) 83% of the closing bid price on the Conversion Date (defined below) or (ii) $4.98, as more fully set forth in the Note) and herewith authorizes the Escrow Agent to reduce the principal amount of the Note and/or accrued but unpaid interest on such Note in such amount. The undersigned requests that certificates for such Shares be registered in the name of Generation Capital Associates whose address is 617 West End Avenue, New York, New York 10024 and that such certificates be delivered to David Rapaport whose address is 1085 Riverside Trace, Atlanta, GA 30328. If said number of Shares is less than all of the Shares issuable upon conversion in full of the Note, the undersigned requests that a new Convertible Note reduced by the conversion price hereof be registered in the name of Generation Capital Associates and that such replacement Convertible Note be delivered to David Rapaport at the address set forth above. The "Conversion Date" is the date upon which this duly executed Conversion Notice, together with the Note, is delivered to the Escrow Agent or, if earlier, the date set forth in such Conversion Notice if the Note and Conversion Notice is received by the Escrow Agent within five business days after the date set forth in this Conversion Notice.

Conversion Date:__________________
Signature:________________________

(Signature must conform in all respects to name of holder as specified on a the face of the Note)

Previous Day's Bid Price:
______
Conversion Price:
______



                                        2